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                                                                     EXHIBIT 1.1


                        Foundation Capital Resources Inc.

                UP TO $55,000,000 OF CERTIFICATES OF INDEBTEDNESS


             $5,000 (Minimum Purchase) Certificates of Indebtedness

                             UNDERWRITING AGREEMENT
                             ----------------------


                                November 19, 2002



Gentlemen:

        Foundation  Capital Resources,  Inc. (the "Company"),  a Georgia
                                                   -------
corporation hereby confirms its respective agreements with Rives, Leavell & Co., Inc. ("Rives"), a broker-dealer registered with the Securities and Exchange
       -----
Commission ("Commission") and a member of the National Association of Securities
             ----------
Dealers, Inc. ("NASD"), as follows:
                ----

        1.  Introduction.
            ------------

         The Company desires to offer up to $55,000,000 certificates of indebtedness ("Certificates") in an offering pursuant to the Securities Act of
               ------------
1933, as amended (the "1933 Act") (the "Offering"). The Company has been advised
                       --------         --------
by Rives that it desires to use its best efforts to assist the Company with its sale of the Certificates in the Offering pursuant to this agreement (the "Agreement").
 ---------

        2.  Representations and Warranties of the Company.  The Company
            ---------------------------------------------
represents and warrants to Rives that:


            (a) The Company has filed with the Commission a registration statement on Form S-11, including exhibits and all amendments and supplements thereto (No. 333-81298), for the registration of the Certificates under the 1933 Act. Such registration statement has been declared effective under the 1933 Act and no proceedings therefor have been initiated or, to the best of the Company's knowledge, threatened by the Commission (provided that for this purpose the Company shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company, or to its counsel, a present intention to initiate such proceeding). Such registration statement, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the registration statement becomes effective, including the financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement."


            (b) As of the date of the Registration Statement (as amended or supplemented, if amended or supplemented) it: (i) complied and will comply in all material respects with the


                                       1

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1933 Act, (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(iii) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Rives by or on behalf of Rives expressly for use in the Registration Statement.

          (c) The Company is duly organized as a business corporation under the laws of the State of Georgia, and is validly existing and in good standing under the laws of the State of Georgia with full power and authority to own its property and conduct its business as described in the Registration Statement.

          (d) The Company has good, marketable and insurable title to all assets material to its business and to those assets described in the Registration Statement as owned by the Company, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Registration Statement, and all of the leases and subleases of the Company under which it holds properties, including those described in the Registration Statement, are in full force and effect as described therein.

          (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles), regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy.

          (f) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its assets except as required to be disclosed in the Registration Statement. Any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

          (g) The Company has received the opinion of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, with respect to federal income tax consequences of a real estate investment trust which is filed as an exhibit to the Registration Statement and the facts relied upon in such opinions are true, accurate and complete.

          (h) The Company has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Certificates to be sold by it as provided herein.

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          (i)  The financial statements of the Company which are included in the
Registration Statement and are part of the Registration Statement fairly present the financial condition, results of operations, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with applicable accounting requirements of the regulations promulgated under the 1933 Act (the "1933 Act Regulations"). Such financial statements have been prepared according
 --------------------
to generally accepted accounting principles consistently applied throughout the periods involved except as noted therein. The tables in the Registration Statement accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

          (j) There has been no material change with respect to the condition (financial or otherwise) results of operations, business, assets or properties of the Company since the latest date as of which such condition on the latest period for which such operations is set forth in the Registration Statement except as referred to therein; and the capitalization, assets, properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement as of the date specified and, since such date, there has been no material adverse effect on the Company. The Company does not have any contingent liabilities, except as set forth in the Registration Statement.

          (k) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, to the best knowledge of the Company, on its part in the due performance and observance of any material term, covenant or condition of any agreement which would result in a material adverse effect on the Company; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company, threatened any action or proceeding wherein the Company, would be alleged to be in default thereunder.

          (l) The Company is not in violation of its Second Amended and Restated Articles of Incorporation or Bylaws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the Second Amended and Restated Articles of Incorporation or Bylaws of the Company or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) in any material respects under, any agreement, indenture or other instrument by which any of the Company is bound, or under any governmental license or permit or any law, administrative regulation, authorization, approval, order, court decree, injunction or order, except as may be required under the blue sky laws and regulations (collectively, the "Blue Sky
                                                                        --------
Laws") of various jurisdictions.
----

          (m) Subsequent to the respective dates as of which information is given in the Registration Statement and prior to the date of closing ("Closing
                                                                       -------
Date"), except as otherwise may be indicated or contemplated therein, the
----
Company has not issued any securities or incurred

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any liabilities or obligation, direct or contingent, for borrowed money, or entered into any transaction which is material in light of the businesses and properties of the Company.

          (n) The authorized, issued and outstanding equity capital of the Company shall be as set forth in the Registration Statement under the caption "Capitalization," and no equity or debt securities of the Company has been or shall be issued and outstanding prior to the Closing Date except as discussed under the caption "Capitalization" and "Concurrent Private Offering"; the issuance and the sale of the Certificates have been duly authorized by all necessary action of the Company and shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Registration Statement; and good title to the Certificates will be transferred to the purchasers thereof upon issuance thereof against payment therefore, free and clear of all claims, encumbrances, security interests and liens whatsoever, with respect to the Company's interest in such Certificates.

          (o) No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Certificates, except as may be required by the Commission and under the Blue Sky Laws of various jurisdictions.

          (p) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

          (q) BKD, LLP, who has audited the financial statements of the Company included in the Registration Statement for the fiscal year ended December 31, 2000, is, and was during the periods covered in its report in the Registration Statement, an independent public accountant with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and 12 C.F.R. 571.2(c)(3).

          (r) The Company has not made any payment of funds of the Company prohibited by law and no funds of the Company have been set aside to be used for any payment prohibited by law.

          (s) All documents delivered by the Company in connection with the issuance and sale of the Certificates, except for those documents which were prepared by parties other than the Company, were on the dates on which they were delivered, true, complete and correct.

          (t) To the best knowledge of the Company, it complies with all laws, rules and regulations relating to environmental protection, and the Company has not been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, threatened against the Company relating to environmental protection, nor does the Company have any reason to believe any such proceedings may be brought against it. To the best knowledge of the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including

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petroleum and gas products, as any of these terms may be defined under applicable federal, state or local laws, has occurred on, in, at or about any of the facilities or properties of the Company or any of the facilities or properties pledged to the Company as collateral for any loan or other extension of credit granted by the Company.

     2.   Representations and Warranties of Rives.  Rives represents and
          ----------------------------------------
warrants to the Company that:

          (a) Rives is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

          (b) Rives is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Rives, and this Agreement is a legal valid and binding obligation of Rives, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy).

          (d) Rives and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Rives shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services, and Rives is a registered selling agent in the jurisdictions in which the Certificates are to be offered for sale and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Certificates.

          (e) The execution and delivery of this Agreement by Rives, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Rives or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Rives is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

          (f) Any funds received by Rives to purchase Certificates will be handled in accordance with Rule 15c2-4 under the 1934 Act.

          (g) There is not now pending nor, to Rives' knowledge, threatened against Rives any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Rives' activities as a broker-dealer.

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     3.   Employment of Rives; Sale and Delivery of the Certificates. On the
basis of the representations and warranties herein but subject to the terms and conditions set forth in this Section 3, the Company hereby employs Rives as its agent to use its best efforts in assisting the Company with the Company's sale of the Certificates in the Offering. The employment of Rives hereunder shall terminate upon completion of the Offering.

          Appropriate arrangements for placing the funds received from subscriptions for the Certificates as described in the Registration Statement were made prior to the commencement of the Offering for delivery to the Company once Certificates are sold.

          Upon completion of the Offering, the Company agrees to allocate interest to the Certificate holders (the Offering will be noncertificated) and shall promptly remit any compensation due hereunder to Rives.


          Rives shall receive as compensation for its services hereunder, a commission equal to one percent (1.0%) of the purchase price of the Certificates sold that mature at the end of three years, one and one-half percent (1.5%) of the purchase price of the Certificates sold that mature at the end of five years, two percent (2%) of the purchase price of the Certificates sold that mature at the end of seven years and two percent (2%) of the purchase price of the Certificates sold that mature at the end of ten years. Additionally, in the case of those Certificates whose holder has made an election to renew the Certificates, at the time of purchase, the Company will pay Rives, upon the respective maturity and renewal of such Certificates, a renewal fee equal to one half percent (.5%) of the aggregate gross amount of Certificates due at the end of year three, five, seven and ten.


          The Company shall pay all Certificate issue and transfer taxes, if any, with respect to the sale of the Certificates. The Company shall pay all of its expenses relating to any required Blue Sky or state securities laws, research and filings.

     4.   Offering. Subject to the provisions of Section 6 hereof, Rives is
          --------
assisting the Company on a best efforts basis in offering up to $55,000,000 in Certificates in the Offering. The Certificates are to be offered to the public at the price set forth on the cover page of the Registration Statement.

     5.   Further Agreements.  The Company covenants and agrees that:
          ------------------

          (a) The Company shall deliver to Rives, from time to time, such number of copies of the Registration Statement as Rives reasonably may request. The Company authorizes Rives to use the Registration Statement in connection with the offer and sale of the Certificates.

          (b) The Company shall notify Rives immediately, and confirm the notice in writing, (i) when the Registration Statement is declared effective by the Commission, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Certificates for offering or sale in any

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jurisdiction and (iv) of the receipt of any comments from the staff of the
Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement, the Company will make every reasonable effort to obtain the lifting of such order(s) as soon as possible.

          (c) During the time when the Registration Statement is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Certificates in accordance with the provisions hereof and the Registration Statement. If during the period when the Registration Statement is used in connection with the offer and sale of the Certificates any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of both counsel for Rives and counsel for the Company, to amend or supplement the Registration Statement in order to make the Registration Statement not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Certificates, the Company forthwith shall prepare and furnish to Rives a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Registration Statement (in form and substance satisfactory to counsel for Rives) which shall amend or supplement the Registration Statement so that, as amended or supplemented, the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Registration Statement is delivered to a purchaser of the Certificates, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement of which Rives has not first been furnished a copy or to which Rives shall reasonably object after having been furnished such copy. For the purposes of this subsection, (c) the Company shall furnish such information with respect to itself as Rives from time to time may reasonably request.

          (d) The Company shall take all necessary action and furnish to counsel for the Company such information as may be required to qualify or register the Certificates for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Rives and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Rives agrees that such action is not necessary or advisable in connection with the distribution of the Certificates, shall file and make such statements or reports as are, or reasonably may be, required by the laws or regulations of such jurisdiction.

          (e) For three (3) years from the date of this Agreement, the Company shall furnish Rives, (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish Rives a copy of each report mailed to shareholders, and
(ii) from time to time, such other public information concerning the Company as Rives may reasonably request.

          (f) The Company shall use the net proceeds from the sale of the Certificates in the manner set forth in the Registration Statement under the caption "Use of Proceeds."

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          (g)  The Company shall not allocate Certificate holder interest until it has satisfied all conditions set forth in Section 6 hereof, unless such condition is waived in writing by Rives.

          (h) The Company will take such actions and furnish such information as are reasonably requested by Rives in order for Rives to ensure compliance with any NASD requests.

     6.   Conditions of Rives' Obligations. Except as may be waived in writing
          --------------------------------
by Rives, the obligations of Rives as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof, to the accuracy of the statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following conditions:

          (a) Counsel for Rives shall have been furnished such documents as they reasonably may require for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company regarding the authorization of this Agreement and the transactions contemplated hereby.

          (b) Upon the completion of the Offering, in the reasonable opinion of Rives, (i) there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company from that as of the latest date as of which such condition is set forth in the Registration Statement, except as referred to therein; (ii) there shall have been no material transactions entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement other than transactions referred to or contemplated therein and transactions by the Company in the ordinary course of business; (iii) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or to the Company's best knowledge threatened against the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would result in a material adverse effect on the Company; and (iv) the Certificates shall have been qualified or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as Rives and the Company shall have agreed upon.

          (c) Upon the completion of the Offering, Rives shall receive a certificate of the President of the Company, dated as of the completion date of the Offering, that states: (i) he has carefully examined the Registration Statement, and it does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Registration Statement became effective, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement which has not been so set forth, including specifically, but without limitation, any event that has or may have a material adverse effect on the Company, and the conditions set forth in clauses (ii) and (iii) of subsection (b) of this Section 6 have been satisfied; (iii) no order has been issued by the Commission to suspend the Offering or the effectiveness of the Registration Statement and, to the best knowledge of such

                                       8

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officers, no action for such purposes has been instituted or threatened by the Commission; and, (iv) all of the representations and warranties contained in
Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the date of the completion of the Offering.

          (d) Upon the completion of the Offering, Rives shall receive, among other documents, (i) a copy of the order of the Commission declaring the Registration Statement effective; (ii) a copy of the letter from the Georgia Secretary of State evidencing the good standing of the Company; (iii) a copy of the Company's Second Amended and Restated Articles of Incorporation certified by the Georgia Secretary of State.

               All such certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Rives and its counsel, satisfactory to Rives and its counsel. Any certificates signed by an officer or director of the Company and delivered to Rives or to counsel for Rives shall be deemed a representation and warranty by the Company to Rives as to the statements made therein. If any condition to Rives' obligations hereunder to be fulfilled prior to or upon the completion of the Offering is not so fulfilled, Rives, in its sole discretion, may terminate this Agreement or, if Rives, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

     7.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless Rives, its officers, directors and employees and all persons who control Rives within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all loss, liability,
                           --------
claim, damage and expense whatsoever that such indemnified persons shall suffer and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company in this Agreement, or any breach of warranty by the Company with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make it not misleading in light of the circumstances under which it was made, any statements contained in the Registration Statement or prepared or executed by or on behalf of the Company or based upon information furnished by or on behalf of the Company with their consent, whether or not filed in any jurisdiction, to effect the qualification of the Certificates under the Blue Sky Laws thereof or filed with the Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Rives by or on behalf of Rives expressly for use in the Registration Statement or any amendment or supplement thereof, or any unwritten statement made with the Company's consent to a purchaser of the Certificates by any director or officer or any person employed by or associated with the Company other than Rives, its officers, directors or employees. This indemnity shall be in addition to any other liability the Company may have to Rives.

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          (b)  Rives agrees to indemnify and hold harmless the Company, its officers, directors and employees and all persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to Rives, but only with respect to any statements or omissions made in the Registration Statement or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished to the Company with respect to Rives by or on behalf of Rives expressly for use in the Registration Statement. This indemnity shall be in addition to any other liability that Rives may have to the Company.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against who indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 7 if any settlement of any such action is effected without such indemnifying party's consent.

     8.   Contribution. In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 7 above is for any reason held to be unavailable to the Company or Rives other than in accordance with its terms, the Company and Rives shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and Rives (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Rives on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and Rives on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Rives on the other shall be deemed to be in the same proportion as the net proceeds from the Offering received by the Company bear to the total fees received by Rives under this Agreement. The relative fault of the Company on the one hand and Rives on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Rives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and Rives agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is innocent of such fraudulent misrepresentation.

     9.   Survival of Agreements, Representations and Indemnities. The
          --------------------------------------------------------
respective indemnities of the Company and Rives and the representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Rives or the Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Certificates, and any legal representative of Rives, the Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     10.  Termination.  The Company or Rives may terminate  this  Agreement by
          -----------
giving the notice indicated in the subsection below at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the U.S. securities markets such as to make it, in Rives' reasonable opinion, impracticable to proceed with the offering of the Certificates; or if the United States shall have become involved in a war or major hostilities; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company.

          (b) If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter and delivered by an overnight courier service the same day.

     11.  Notices. All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Rives shall be mailed, delivered or faxed and confirmed to Roland Q. Leavell, 1430 Lelia Drive, Jackson, Mississippi, 39216, or if sent to the Company, 1430 Lelia Drive, Jackson, Mississippi, Attention: A.J. Braswell, President and Chief Executive Officer (with a copy to Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, Attention: Robert F. Cook, Esq.).


     12.  Governing Law. This Agreement shall be governed by the laws of the
          -------------
State of Georgia unless Federal law shall be deemed to apply.

     13.  Severability.   Any provision of this Agreement found to be invalid,
          ------------
unenforceable, or otherwise limited by law or regulation shall not effect the validity or enforceability of the remaining terms of this Agreement.

     14.  Miscellaneous.
          --------------

          (a)  Time shall be of the essence of this Agreement.

          (b) This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Certificates.

          (c) This Agreement sets forth the entire understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understanding, written or oral.

          (d) This Agreement may be signed in various counterparts which together will constitute one agreement.

          If the foregoing correctly sets forth the arrangement between the Company and Rives, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

                                   Yours very truly,

                                   Foundation Capital Resources, Inc.

                                   By:________________________________
                                      A.J. Braswell, Chief Executive Officer
                                      and President




Agreed to and accepted
this ____ day of __________ 2002

Rives, Leavell & Co., Inc.


By:_______________________

Name: __________________________

Title:__________________________




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